                                                                   EXHIBIT 14(d)

           [NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA

                                 April 21, 2003

Nationwide Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

         I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information included in the post-effective amendment to the Registration Statement on Form N-6 for certain flexible premium variable life insurance policies issued through Nationwide Provident VLI Separate Account A (File No. 333-82611).

                                       /s/ Scott V. Carney
                                       -----------------------------------------
                                       Scott V. Carney, FSA, MAAA
                                       Actuary